Exhibit 10.12

AMENDMENT TO

EMPLOYMENT AGREEMENT

WHEREAS, John Kostuik (“Executive”) and K2M, Inc. (the “Company”) are parties to an employment agreement, effective as of August 12, 2010 (the “Agreement”) setting forth the terms of Executive’s employment by the Company; and

WHEREAS, Executive and the Company desire to amend the Agreement effective as of the date hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Executive and the Company agree that the Agreement is amended as follows effective immediately. Capitalized terms used herein without definition shall have the meanings assigned to such terms under the Agreement.

1. A new Section 6 is hereby added to the Agreement to read in its entirety as follows:

“6. Change of Control.

6.1 Definition of “Change of Control”. For purposes of this Agreement, “Change of Control” shall be deemed to have occurred upon:

(a) An acquisition by any individual, entity or group of fifty percent (50%) or more of either (i) the then outstanding shares of common stock of the Company (“Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, and (2) any acquisition by the Company;

(b) The approval by the necessary amount of stockholders of the Company of a merger, acquisition, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, in which outstanding shares of Common Stock are converted into (i) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing more than fifty percent (50%) of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation; or

(c) The approval by the necessary amount of stockholders of the Company of (i) the sale or disposition of all or substantially all of the assets of the Company or (ii) a complete liquidation or dissolution of the Company.

6.2 Consequences of a Change of Control.

(a) Upon a Change of Control, one hundred percent (100%) of any unvested options held by the Executive immediately prior to the Change of Control shall immediately and automatically vest and be fully exercisable.

(b) If Executive terminates his employment for Good Reason or the Company terminates Executive’s employment without Cause at any time during the twelve (12) month period following a Change of Control, Executive shall be entitled to receive:

(i) a payment equal to twelve (12) months of Annual Salary; and

(ii) six (6) months of healthcare/insurance benefits at the level in effect immediately prior to the Change of Control.

(c) The payments and benefits described in Section 6(b) shall be in lieu of any of the payments and benefits described in Sections 4 and 5 of this Agreement.

(d) Notwithstanding the foregoing, if the Executive is entitled to receive the payments and benefits described in Section 6(b), then such payment shall be made, and such benefits shall commence, on the Executive’s “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder (“Section 409A”); provided, however, that if the Executive is a “specified employee” (within the meaning of Section 409A) at the time of his separation from service, any payment or benefit otherwise required to be made or commence upon such separation from service which constitutes nonqualified deferred compensation subject to Section 409A shall be delayed and paid (together with interest at an annual rate equal to the prime rate as set forth in the Eastern edition of the Wall Street Journal on the date of separation) in a lump sum upon the earlier of (i) the first business day which is at least six months and one day following the date of such separation from service, or (ii) the death of the Executive, to the extent that such delayed payment is required in order to avoid the imposition of additional taxes on the Executive under Section 409A. Subsequent payments shall be made at the times otherwise provided herein. Any series of payments or benefits provided under this Agreement shall for all purposes of Section 409A be treated as a series of separate payments and not as a single payment. The provisions of this Agreement are intended to comply with Section 409A and shall be interpreted consistently therewith.”

2. The other sections and cross-references of the Agreement shall be renumbered accordingly as a consequence of the addition described herein.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on this 10th day of March, 2014.

EXECUTIVE

/s/ John Kostuik, MD
John Kostuik, MD

K2M, INC.

By:	/s/ Luke Miller
Luke Miller

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